Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our reportdated January 30, 2004, except as to Note 13 and the effect of a two-for-three stock split which are May 11, 2004, relating to the financial statements and our report dated January 30, 2004, relating to the financial statement schedule of Domino’s Pizza, Inc., included in the Domino’s Pizza, Inc. Registration Statement on Form S-1 (No. 333-114442-01).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

January 4, 2005